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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 — Entry into a Material Definitive Agreement
On October 1, 2012, EZCORP, Inc. entered into an advisory services agreement with Madison Park, LLC (“Madison Park”), a business and financial advisory firm wholly-owned by Phillip E. Cohen, the beneficial owner of all of EZCORP's outstanding Class B Voting Common Stock.
Summary of Terms — The advisory services agreement is effective as of October 1, 2012, and the term of the engagement runs through September 30, 2013. Either party may terminate the agreement at any time on 30 days' written notice to the other party.
Pursuant to the agreement, Madison Park will provide advisory services related to EZCORP's business and long-term strategic plan, including (a) identifying, evaluating and negotiating potential acquisitions and strategic alliances, (b) assessing operating and strategic objectives, including new business development, (c) assisting in international business development and strategic investment opportunities that complement EZCORP's business lines and strategic objectives, (d) analyzing financial condition and results of operations, evaluating strengths and weaknesses of financial performance and recommending measures to improve performance, (d) advising on dividend policy and corporate transactions, such as stock repurchases, splits, recapitalizations and restructurings, (f) providing briefings on business strategy to the Board of Directors from time to time, (g) advising on investor relations and relations with investment bankers, securities analysts and other members of the financial services industry and (h) performing such other services as are reasonably requested by EZCORP. In exchange for those services, EZCORP will pay Madison Park a retainer fee of $600,000 per month and will reimburse Madison Park for its out-of-pocket expenses incurred in connection with the engagement. EZCORP will indemnify Madison Park (and its officers, directors, employees and affiliates) from and against all claims, costs, liabilities and damages related to or arising out of the engagement (except to the extent that any claim, cost, liability or damage results from the recklessness, willful misconduct or bad faith of the indemnified party).
A copy of the agreement is filed as Exhibit 10.1.
Board Governance Process — The engagement of Madison Park pursuant to the advisory services agreement was identified and acknowledged by the EZCORP Board of Directors as a related party transaction that was subject to the company's Policy for Review and Evaluation of Related Party Transactions. Under that policy, the Audit Committee (comprised entirely of independent, non-employee directors) is responsible for reviewing, evaluating, approving or taking other action with respect to related party transactions on behalf of, and with full power and authority of, the Board of Directors. Acting under that policy, the Audit Committee implemented measures designed to ensure that the advisory services agreement with Madison Park was considered, analyzed, negotiated and approved objectively. Those measures included the following:

•
The Audit Committee engaged a qualified, independent financial advisory firm for the purpose of evaluating the proposed advisory services agreement relative to comparable market rates for the services contemplated by the agreement, and that firm counseled and advised the committee in the course of its consideration and evaluation of the Madison Park relationship and the proposed terms of the new advisory services agreement.

•
The Audit Committee sought, received and relied upon an opinion from that independent financial advisory firm to the effect that the consideration to be paid to Madison Park pursuant to the advisory services agreement is fair to EZCORP from a financial point of view.

With those measures, the Audit Committee evaluated and considered the following information, among other things:

•
The committee's financial adviser prepared, and presented to the committee, a report that analyzed comparable public company advisory engagements. That report described the structure of the contracted fee and compared the amount of the fee to various financial metrics such as revenues and EBITDA.

•
The committee considered whether EZCORP continues to need services provided by Madison Park and whether there were alternative sources for those services. The committee concluded that the services provided by Madison Park under previous contracts had been essential to the company's growth and diversification of its business and that these types of services would be critical to continue that successful growth and diversification. Further, the committee concluded that, given the current challenging market environment, the advice, counsel and guidance provided by Madison Park, as well as Madison Park's contacts and perspectives on strategic acquisition opportunities, would be critical to shaping and executing EZCORP's strategic plans, both short-term and long-term.

•
The committee also concluded that, given EZCORP's unique business and based on the committee's prior investigations, it was unlikely that any other financial or strategic adviser would have the specific expertise to provide the services the company needs. A necessary element to this conclusion was the unique capabilities and expertise of Madison Park and its principal, Mr. Cohen, including long-term experience and high-level strategic, industry-specific expertise.

•	The committee considered a multi-year, performance-based arrangement, but ultimately concluded that a single-year, fixed-fee arrangement was in the best interests of the company at this time.

•
In the context of an analysis of the historical and proposed fee amounts compared with the company's historical and projected financial results, as well as the analytical data provided by the committee's financial adviser, the committee considered whether the proposed retainer fee was appropriate, given the company's need for the services and Madison Park's unique ability to provide them. The committee observed that the amount of the proposed fee generally fell within the ranges indicated by the comparable data, albeit at the upper portions of those ranges. Given the unique expertise provided by Madison Park and the company's need for that unique expertise, the committee concluded that a fee in the upper portions of the comparable ranges was justified, particularly given the strategic challenges facing the company over the next year.

•
After thorough discussion and analysis, the committee concluded that, under reasonable analytical methodologies, the proposed fee appeared to be within the range indicated by the comparative data, particularly when the company's unique needs and Madison Park's unique abilities were considered.

After consideration and discussion of this information and other factors, the information and fairness opinion provided by its independent financial advisory firm and the relationships and the interests of Mr. Cohen, the Audit Committee concluded that the proposed advisory services agreement for fiscal 2013 was fair to, and in the best interests of, EZCORP and its stockholders and, on that basis, approved the engagement of Madison Park pursuant to the advisory services agreement.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Stephen A. Stamp, Senior Vice President and Chief Financial Officer (principal financial officer), will leave the company effective October 5, 2011. Mr. Stamp's departure is not the result of any issue or concern with the company's accounting, financial reporting or internal control over financial reporting.

(c)
Mark Kuchenrither, Executive Vice President, will assume the role of Chief Financial Officer (principal financial officer) as of October 5, 2012. Mr. Kuchenrither's position from and after October 5, 2012 will be Executive Vice President and Chief Financial Officer of EZCORP and President of Change Capital (the company's strategic acquisition and development unit).

Mr. Kuchenrither joined the company as Senior Vice President, Strategic Development in March 2010, assumed the role of President, Change Capital in October 2011 and was promoted to Executive Vice President in May 2012. From 2007 to March 2010, Mr. Kuchenrither served as Vice President of Operations of Sun Capital Partners, a major private equity firm, where he was responsible for the oversight of ten portfolio companies with emphasis on profit improvement. He was Chief Financial Officer of Arch Aluminum & Glass from 2003 to 2007, and was Chief Financial Officer and Treasurer of Peavey Electronics Corporation from 2000 to 2003. He began his career in various accounting and controller functions.
Effective October 1, 2012, Mr. Kuchenrither's annual salary is $700,000, with a target bonus of 125% of base salary. Mr. Kuchenrither will continue to be eligible for long-term incentive compensation awards, at the discretion of the Compensation Committee of the Board of Directors, and will also continue to be eligible for other benefits typically provided to the company's executive officers. Those benefits include a severance plan that provides for salary continuation for a period one year if the company terminates Mr. Kuchenrither's employment without cause.
Item 5.07 — Submission of Matters to a Vote of Security Holders
On September 28, 2012, the sole holder of the company’s Class B Voting Common Stock approved an amendment to the EZCORP, Inc. Incentive Compensation Plan, pursuant to which annual incentive bonus opportunities are awarded to the Company’s executives and key employees. The amendment adds the following provision to the plan:
The Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any acquisition by EZCORP, or any subsidiary; (k) war, acts of terrorism, political upheaval or natural disasters; or (l) provided such items are identified with reasonable particularity at the time terms and conditions for the determination and payment of an Incentive Bonus are established, any other extraordinary events or occurrences identified by the Committee. With the exception of clause (l), such adjustments may be made at any time during the applicable fiscal year or immediately following the applicable fiscal year (but prior to payment of an Incentive Bonus).
The amendment, which was also approved by the Company’s Board of Directors, is intended to permit the Compensation Committee, when assessing the degree to which assigned performance goals have been attained, to take into consideration the impact of unforeseen and unanticipated events beyond the control of management.
A copy of the Incentive Compensation Plan, as so amended, is attached as Exhibit 10.2.
On September 28, 2012, there were 2,970,171 shares of the company’s Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

10.1	Advisory Services Agreement, dated as of October 1, 2012, between EZCORP, Inc. and Madison Park, LLC
10.2	EZCORP, Inc. Incentive Compensation Plan (as amended)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: October 4, 2012    By:        /s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

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